UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2020

Hancock Jaffe Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38325	33-0936180
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

70 Doppler

Irvine, California 92618

(Address of principal executive offices) (Zip Code)

(949) 261-2900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	HJLI	The NASDAQ Stock Market LLC
Warrants to Purchase Common Stock	HJLIW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 30, 2020, Hancock Jaffe Laboratories, Inc. (the “Company”) effected a one-for-twenty five (1:25) reverse stock split (the “Reverse Stock Split”) of the shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”). To effect the Reverse Stock Split, the Company filed with the Delaware Secretary of State a Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Amendment”) which became effective as of 12:01 a.m. Eastern Standard Time on Monday, November 30, 2020. The Reverse Stock Split was approved by the Company’s board of directors on July 23, 2020 and by the stockholders of the Company on September 15, 2020, at a special meeting of the stockholders.

As a result of the Reverse Stock Split, every twenty five (25) shares of issued and outstanding Common Stock was automatically combined into one (1) issued and outstanding share of Common Stock, without any change in the par value per share. No fractional shares were issued as a result of the Reverse Stock Split and any fractional shares resulting from the Reverse Stock Split were rounded up to the nearest whole share. Following the Reverse Stock Split, the number of shares of Common Stock outstanding was reduced from 55,853,569 shares to 2,234,143 shares. Pursuant to their terms, proportional adjustments were also made to the Company’s outstanding stock options and warrants such that the number of shares of Common Stock underlying such securities were reduced by a factor of 25 and the exercise prices of such securities were increased by a factor of 25 (by way of example, if prior to the Reverse Stock Split there was an outstanding warrant to purchase 1,000 shares of Common Stock at an exercise price of $0.30 per share, such warrant has now been adjusted following the Reverse Stock Split and is now a warrant to purchase 40 shares of Common Stock at an exercise price of $7.50). The number of authorized shares of Common Stock under the Certificate of Incorporation will remain unchanged at 250,000,000 shares.

The Company’s transfer agent, VStock Transfer, LLC, is the exchange agent for the Reverse Stock Split and will correspond with stockholders of record regarding the Reverse Stock Split. Stockholders owning shares via a broker or other nominee will have their positions automatically adjusted to reflect the Reverse Stock Split. The Common Stock has begun trading on a reverse stock split-adjusted basis as of November 30, 2020.

The forgoing description of the Certificate of Amendment does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Certificate of Amendment, which is attached as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description

3.1	Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation,

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 2, 2020

HANCOCK JAFFE LABORATORIES, INC.

By:	/s/ Robert A. Berman
Name:	Robert A. Berman
Title:	Chief Executive Officer

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